UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 16, 2007
Date of Report (Date of earliest event reported)

GENEVA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33247	41-2207517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Boston Place, Suite 3630, Boston, MA 02108

(Address of principal executive offices) (Zip Code)

(617) 624-8408

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01. Other Events

On February 16, 2007, Geneva Acquisition Corporation (the “Company”) consummated its initial public offering (“IPO”) of 10,000,000 units.  Each unit issued in the IPO (the “Units”) consists of one share of common stock, $0.0001 par value per share, and two warrants, each to purchase one share of common stock.  On March 8, 2007, the Company consummated the closing of an additional 1,500,000 Units which were subject to the underwriters’ over-allotment option.   The 11,500,000 Units sold in the IPO, including the 1,500,000 Units subject to the over-allotment option, were sold at an offering price of $6.00 per Unit, totaling $69,000,000.  Additionally, simultaneously with the consummation of the IPO, the Company completed a private placement to its initial stockholders of 2,923,077 warrants at a purchase price of $0.65 per warrant, totaling $1,900,000.  The aggregate gross proceeds from the IPO, including the proceeds received upon the consummation of the exercise of the over-allotment option, and the private placement were $70,900,000.  Of this amount, $67,440,000 (or approximately $5.86 per Unit) has been placed in trust.

A copy of the press release issued by the Company announcing the closing of the 1,500,000 Units subject to the over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release Dated March 8, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA ACQUISITION CORPORATION

Date: March 8, 2007	By:	/s/ James E. McGrath
	Name:	James E. McGrath
	Title:	President